ANSWER, COUNTERCLAIM AND REQUEST FOR JURY TRIAL - Page 1

David B. Cotner
Boone, Karlberg & Haddon
300 Central Square
201 West Main
P.O. Box 9199
Missoula, MT 59807-9199
(406) 543-6646

     Attorneys for Defendant






MONTANA TWENTIETH JUDICIAL DISTRICT COURT, SANDERS COUNTY


RONALD MICHAEL MENEO, Trustee of the WALTER L. MAGUIRE 1935-1 TRUST,

Plaintiff,

vs.

UNITED STATES ANTIMONY CORPORATION, a Montana corporation,

Defendants.

Cause No. DV-98-28




ANSWER, COUNTERCLAIM AND REQUEST FOR JURY TRIAL

ANSWER
     Comes now Defendant, United States Antimony Corporation and in answer to the verified complaint of the Plaintiff, admits, denies and alleges as follows:
GENERAL DENIAL
     1. United States Antimony Corporation (USAC) denies each and every allegation of the Verified Complaint unless expressly admitted herein.
FAILURE TO STATE A CLAIM
     2. The Plaintiff's Complaint fails to state a claim against USAC upon which relief can be granted and should be dismissed pursuant to Rule 12(b)(6) of the Montana Rules of Civil Procedure.
ANSWERS & DENIALS
     3. With respect to the allegations contained in Paragraph 1 of the Verified Complaint, USAC admits the same.
     4. With respect to the allegations contained in Paragraph 2 of the Verified Complaint, USAC admits the same.
     5. With respect to the allegations contained in Paragraph 3 of the Verified Complaint, USAC admits that it executed a Ten Percent (10%) Convertible Debenture to Walter L. Maguire, Sr. in the principal amount of $200,000.00. USAC admits that a true and correct copy of said debenture is attached to the Verified Complaint as Exhibit "A" and that the document speaks
for itself.   USAC denies the remainder of Paragraph 3.
     6. With respect to the allegations contained in Paragraph 4 of the Verified Complaint, USAC admits that it executed a Ten Percent (10%) Convertible Debenture to Walter L. Maguire, Sr. in the principal amount of $30,000. USAC admits that a true and correct copy of said debenture is attached to the Verified Complaint as Exhibit "B" and that the document speaks for itself. USAC denies the remainder of Paragraph 4.
     7. With respect to the allegations contained in Paragraph 5 of the Verified Complaint, USAC admits that it executed a Ten Percent (10%) Convertible Debenture to Walter L. Maguire, Sr. in the principal amount of $20,000. USAC admits that a true and correct copy of said debenture is attached to the Verified Complaint as Exhibit "C" and that the document speaks for itself. USAC denies the remainder of Paragraph 5.
     8. With respect to the allegations contained in Paragraph 6 of the Verified Complaint, USAC admits that it executed a Ten Percent (10%) Convertible Debenture to Walter L. Maguire, Sr. in the principal amount of $85,000. USAC admits that a true and correct copy of said debenture is attached to the Verified Complaint as Exhibit "C" and that the document speaks for itself. USAC denies the remainder of Paragraph 6.
     9. With respect to the allegations contained in Paragraph 7 of the Verified Complaint, USAC lacks sufficient information upon which to form a belief as to the truth or falsity of the allegations contained therein and therefore denies Paragraph 7 in its entirety.
     10. With respect to the allegations contained in Paragraph 8 of the Verified Complaint, USAC lacks sufficient information upon which to form a belief as to the truth or falsity of the allegations contained therein and therefore denies Paragraph 8 in its entirety.
     11. With respect to the allegations contained in Paragraph 9 of the Verified Complaint, USAC admits that payment has not been made upon the Debentures, but denies such failure to make payment has resulted in Default. USAC denies that payment of the principal amount of the debentures, plus unpaid interest to the dates of maturity, plus interest on the entire amount due on the date of maturity is due and owing.
     12. With respect to the allegations contained in Paragraph 10 of the Verified Complaint, USAC admits that its December 31, 1996, Proxy Statement set forth amounts owed on the debentures and speaks for itself. USAC denies, however, that such a statement constitutes any admission that such amounts were then and there due and owing.
     13. With respect to the allegations contained in Paragraph 10 of the Verified Complaint, USAC admits the allegations contained therein.
     14.     USAC Denies all other allegations of the Plaintiff's Verified
Complaint.
AFFIRMATIVE DEFENSES
     15. Statute of Limitations: Plaintiff is barred from maintaining this action against USAC as to any defaults in the payment of interest prior to April 8, 1990 based upon MCA § 27-2-202 of the Montana Code and/or any other applicable statute of limitation.
     16. Failure to Join Indispensable Party: Plaintiff has failed to join parties indispensable, and the Complaint should be dismissed based on Rule 12(b)(7) and Rule 19 of the Montana Rules of Civil Procedure.
     17. Not Real Party in Interest: This action is not prosecuted in the name of the real party in interest, and the Complaint should be dismissed based on Rule 17(a) of the Montana Rules of Civil Procedure.
     18. Lack of Standing. Plaintiff lacks standing to assert the claims set forth in its Complaint.
     19. Release of Claims: Plaintiff is barred from maintaining this action against USAC by reason of Plaintiff's release of the claims upon which the action is based.
     20. Accord and Satisfaction: Plaintiff is barred from maintaining this action against USAC by reason of accord and satisfaction of the claims upon which the action is based.
     21. Compromise and Settlement: Plaintiff is barred from maintaining this action against USAC by reason of compromise and settlement of the claims upon which the action is based.
     22.     Failure to Allege that Plaintiff Has Complied With Terms of
Contract: Plaintiff is barred from maintaining this action because Plaintiff's Complaint fails to state a claim against USAC in that it fails to allege that Plaintiff has complied with all of the terms and conditions of the contract upon which the action is based.
     23. Breach of Contract: Plaintiff is barred from maintaining this action because USAC's breach of its contract with Plaintiff, if any, is excused by Plaintiff's breach of the contract.
     24. Payment: Plaintiff is barred from maintaining this action against USAC by reason of tender of payment of the claims upon which the action is based.
     25. Rescission: Plaintiff is barred from maintaining this action against USAC because the contract upon which the action is based was rescinded.
     26. Laches: Plaintiff is barred from maintaining this action against USAC based upon the doctrine of laches.
     27. Waiver: Plaintiff is barred from maintaining this action against USAC based upon the doctrine of waiver.
     28. Estoppel: Plaintiff is barred from maintaining this action against USAC based upon the doctrine of estoppel.
     29. Unclean Hands: Plaintiff should be denied any equitable relief herein on the ground of unclean hands.
COUNTERCLAIM
     COMES NOW Defendant/Counterclaimant, UNITED STATES ANTIMONY CORPORATION, by and through its attorney of record, Hawley Troxell Ennis & Hawley, L.L.P. and Boone, Karlberg & Haddon and for cause of action against Plaintiff/Counterdefendant, alleges as follows:
     30. Defendant/Counterclaimant repeats and realleges its Answer to the Plaintiff/Counterdefendant's Complaint as if fully set forth herein.
     31. Plaintiff/Counterdefendant claims to be trustee of the Walter L. Maguire 1935-1 Trust ("1935 Trust").
     32. Upon information and belief, the residual beneficiaries of the 1935 Trust are Walter L. ("Terry") Maguire, Jr., Megan E. DeRoulet and Sandra
A. Joseph Purvis.
     33. Walter L. Maguire Sr. was and is a director of the Defendant/Counterclaimant, USAC.
     34. Terry Maguire was a director of the Defendant/Counterclaimant, USAC, until his resignation in 1996.
     35. Walter L. Maguire Sr. and Terry Maguire are and were shareholders of the Defendant/Counterclaimant, USAC.
     36. Upon information and belief, Walter L. Maguire, Sr. is the living beneficiary of the trust.
     37. Walter L. Maguire Sr. was the original holder of the Debentures of the Defendant/Counterclaimant, USAC identified in the Plaintiff's Verified Complaint.
     38. Walter L. Maguire Sr. has acted as an agent of the 1935 Trust at times in the past with the acquiescence of the Plaintiff/Counterdefendant, Ronald Michael Meneo, Trustee of the 1935 Trust.
     39. Walter L. Maguire Sr. has voted the shares of stock owned by the 1935 Trust at shareholders meetings and has used this block of votes to control and/or obtain membership on the board of directors of USAC.
     40. Upon information and belief in voting these shares of stock and otherwise controlling the interests of the 1935 Trust in USAC, Walter L. Maguire Sr. has acted within the scope of his express and apparent authority as an agent of the 1935 Trust.
     41. Walter L. Maguire Sr. has represented in corporate documents and in filings with the Securities and Exchange Commission that he is the beneficial owner of the stock of USAC allegedly owned by the 1935 Trust.
     42. In so representing the 1935 Trust, Walter L. Maguire, Sr. has held out that he had authority to speak on behalf of the 1935 Trust and to act as its co-trustee.
     43. The Plaintiff/Counterdefendant has been given or has had access to copies of all corporate documents and SEC filings where Walter L. Maguire Sr. has held himself out as beneficial owner of said Trust shares and thereby acting as an agent and/or co-trustee of the 1935 Trust. Plaintiff has acquiesced in and ratified each and every such corporate document and SEC filing.
     44. Plaintiff/Counterdefendant has, upon information and belief, used Walter L. Maguire Sr. as its agent to request certain actions by the corporation including the preparation of a fairness opinion on behalf of the Trust, and the change in the offering from common stock to preferred stock.
     45. In 1996, USAC was financially troubled and on the verge of bankruptcy.
     46. Due to an excessive debt to equity ratio in 1996, USAC could not register its stock pursuant to the Securities and Exchange Act of 1934.
     47. To prevent Bankruptcy in order to raise capital, USAC engaged in a series of transactions the purpose of which was to reorganize its debts and liabilities.
     48. The transactions referenced above involved the exchange of the debts of the corporation for equity in the corporation.
     50. As part of this debt for equity exchange the owners and holders of debentures issued by USAC and other creditors of USAC, including the 1935 Trust and others, were offered shares of preferred stock in exchange for return of the debentures and release of other debts at a rate of 55 cents per share.
     51. Walter L. Maguire Sr., individually and as agent of the 1935 Trust, agreed to this exchange of debt for equity and represented to USAC, John Lawrence and other debenture holders and investors that he controlled the Trust and that the Trust would convert the debts of the corporation owed to them at the agreed upon rate.
     52. Walter L. Maguire Sr., acting as agent of the 1935 Trust, negotiated the exchange rate which was ultimately agreed upon and approved by the Board of Directors of USAC.
     53. Walter L. Maguire Sr., in his capacity as beneficial owner of shares of stock owned by the 1935 Trust, voted upon and approved the transaction involving the exchange of debentures for equity described above.
      54. In reliance upon representations made by Walter L. Maguire Sr. that he controlled the 1935 Trust and was acting in his capacity as agent of the 1935 Trust, a fairness opinion was obtained.
     55. In reliance upon the statements of Walter L. Maguire, Sr. as agent of the 1935 Trust, USAC made an offer to the debenture holders and other creditors of the Corporation to exchange debt for equity at the agreed upon and board approved rate of 55 cents per share.
     56. In reliance upon the representations of Walter L. Maguire, Sr. as agent for the 1935 Trust, every debenture holder except the 1935 Trust and all of the directors, except Terry Maguire, accepted the debt for equity offer and exchanged debt for equity at a rate of 55 cents per share.
     57. Other investors purchased unregistered USAC stock upon reliance from Walter L. Maguire, Sr. that the Trust would convert.
     58. USAC detrimentally relied upon Walter L. Maguire, Sr.'s representations and promises which were made in his capacity as an agent of the 1935 Trust, that the trust would exchange debt for equity in USAC at the rate of 55 cents per share.
     59. On April 8, 1998, USAC learned for the first time that the 1935 Trust had no intention of fulfilling its agreement to exchange debt for equity at the agreed upon rate of 55 cents per share.
     60. On April 30, 1998, the Plaintiff/Counterdefendant Ronald M. Meneo demanded that USAC exchange its Debentures at a better rate of exchange that the other Debenture holders and Directors. This preferential rate of exchange inures to the benefit of Walter L. Maguire, Sr. as the lifetime beneficiary of the 1935 Trust and is a prohibited conflict of interest.
     61. On May 12, 1998, USAC informed the Plaintiff/Counterdefendant that it rejected the 1935 Trust's demand for a preferential rate of exchange.
     62. After the Board of Directors of USAC rejected the Plaintiff/Counterdefendant's demand for a preferential rate of exchange the Plaintiff demanded payment in full of the debentures.
     63. After the Board of Directors of USAC rejected the Plaintiff/Counterdefendant's demand for a preferential rate of exchange the Plaintiff instituted a civil action to collect on the debentures.
     64. As a result of Plaintiff/Counterdefendant's breach of its agreement to exchange debt for equity at the agreed upon rate of 55 cents per share USAC has been unable to raise capital through the sale of shares of common stock at prices commensurate with the company's true economic worth.
     65. As a result of Plaintiff/Counterdefendant's breach of its agreement to exchange debt for equity at the agreed upon rate of 55 cents per share USAC has been unable to raise significant capital through the sale of shares of common stock. As a result, operations and market share for USAC have not expanded, resulting in economical damage.
     66. The economic damages suffered by USAC resulting from Plaintiff/Counterdefendant's breach of its agreement with USAC were reasonably foreseeable by the Plaintiff/Counterdefendant and flow directly from said breach.
COUNT I.
BREACH OF CONTRACT
     67. Plaintiff/Counterdefendant entered into an oral agreement with Defendant/Counterclaimant, the terms and conditions of which are set forth above and by this reference incorporated herein and made a part hereof as if set out in full.
     68. Under the terms and conditions of said agreements, Plaintiff/Counterdefendant agreed to exchange the debentures identified in the Plaintiff's Complaint for an equity interest in USAC at the rate of 55 cents per share of common stock of the corporation.
     69. On November 21, 1997, Defendant/Counterclaimant tendered to the Plaintiff/Counterdefendant shares of preferred stock in conformity with the agreement of the Parties.
     70. Defendant/Counterclaimant has performed all covenants, promises, conditions and obligations on its part to be performed under the aforementioned agreement with Plaintiff/Counterdefendant.
     71. Plaintiff/Counterdefendant has breached its contract with Defendant/Counterclaimant by failing and refusing to exchange the debentures at the agreed upon rate 55 cents per share, by demanding payment in full of the debentures at the face amount and by filing suit against USAC for collection of the debentures.
     72. As a direct and proximate result of Plaintiff/Counterdefendant's breach as above alleged Defendant/Counterclaimant has been damaged in an amount to be proven at trial.
     73. As a direct and proximate result of Plaintiff/Counterdefendant's failure and refusal to comply with the terms and conditions of the agreements as above alleged, USAC has been required to retain the services of Hawley Troxell Ennis & Hawley, LLP and Boone, Karlberg & Haddon, and USAC alleges that it is entitled to reasonable attorney fees incurred in the prosecution of this action.
COUNT II.
BREACH OF IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING
     74. USAC incorporates into Count II the allegations set forth in paragraphs 1 through 73 above.
     75. Implied in the terms of the agreements, as in all contracts, is an implied covenant of good faith and fair dealing which is imposed upon all parties to the contract.
     76. Plaintiffs have breached the implied covenant of good faith and fair dealing through the actions which are described herein.
     77. As a direct and proximate result of Plaintiff/Counterdefendant's breach, USAC has been damaged in an amount to be proven at trial.
     78. As a direct and proximate result of Plaintiff/Counterdefendant's breach of the implied covenant of good faith and fair dealing, USAC has been required to retain the services of Hawley Troxell Ennis & Hawley, LLP and Boone, Karlberg & Haddon. USAC is entitled to reasonable attorney's fees incurred in the prosecution of this action.
RULE 11 STATEMENT
     USAC has considered and believes that it may have additional defenses and counterclaims to the allegations contained in Plaintiff's Complaint but does not have enough information at this time to assert such additional defenses and Counterclaims under Rule 11 of the Montana Rules of Civil Procedure. USAC does not intend to waive any such defenses or counterclaims and specifically asserts its intention to amend this answer and counterclaim if, pending research and after discovery, facts come to light giving rise to such additional defenses and counterclaims.
     WHEREFORE, USAC prays for judgment against Plaintiff as follows:
     1. That Plaintiff's Complaint be dismissed and Plaintiff take nothing thereby.
     2. For judgment against Defendant in an amount to be proven at trial, together with interest thereon as permitted by law or as provided in the agreements between the parties.
     3. For costs and disbursements necessarily incurred herein and for a reasonable attorney fee.
     4. For such other and further relief as to the Court deems just. DATED this _____ day of June, 1998.
                              BOONE, KARLBERG & HADDON



                              By: ______________________________
                                     David B. Cotner
                              Attorneys for Defendant

REQUEST FOR JURY TRIAL

     Defendant hereby demands a trial by jury in the above matter on all issues so triable.
     DATED this         day of June, 1998.


                              BOONE, KARLBERG & HADDON



By:
                                     David B. Cotner
                              Attorneys for Defendant


      CERTIFICATE OF SERVICE

     This is to certify that the foregoing was duly served by U.S. Mail upon the following counsel of record at their address this _____ day of June, 1998:
     Susan G. Ridgeway
     Datsopoulos, MacDonald & Lind, P.C.
     201 West Main - Central Square Building
     Missoula, MT 59802



                              BOONE, KARLBERG & HADDON



                              By: ________________________________
                                   Secretary